Exhibit 99.1
                      THE CIT GROUP/SALES FINANCING, INC.
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                         ANNUAL OFFICER'S CERTIFICATE
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      The  undersigned  certifies  that  he  is a  Vice  President  of  The  CIT
Group/Sales Financing, Inc., a corporation organized under the laws of Delaware ("CITSF"), and that as such he is duly authorized to execute and deliver this certificate on behalf of CITSF in connection with the Sale and Servicing Agreement, dated as of February 1, 1996 (the "Agreement"), among CITSF, The CIT Group Securitization Corporation II and The Bank of New York (Delaware), as Owner Trustee (all capitalized terms used herein without definition having the respective meanings specified in the Agreement), and further certifies that a review of the activities of CITSF and of its performance of its obligations has been made under his supervision and to the best of his knowledge, CITSF has fulfilled its obligations under the Agreement.


      IN WITNESS WHEREOF, I have affixed hereto my signature this 26th day of March, 1997.





                                          /s/ Frank Garcia
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                                          Name:  Frank Garcia
                                          Title: Vice President